Exhibit 1.1

LTC PROPERTIES, INC.

$400,000,000

Shares of Common Stock

($0.01 par value)

Amendment No. 1 to the Equity Distribution Agreement

August 5, 2025

Citizens JMP Securities, LLC 101 California Street, 17th Floor San Francisco, California 94111	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114	Huntington Securities, Inc. 41 South High Street Columbus, Ohio 43215

As Initial Agents and/or Initial Forward Sellers (as applicable)

Citizens JMP Securities, LLC 450 Park Avenue, 6th Floor New York, NY 10022	Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001

KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114	Huntington Securities, Inc. 41 South High Street Columbus, Ohio 43215

As Initial Forward Purchasers

RBC Capital Markets, LLC 200 Vesey Street New York, NY 10281	BTIG, LLC 65 East 55th Street New York, New York 10022

As Additional Agents

RBC Capital Markets, LLC 200 Vesey Street New York, NY 10281	Nomura Securities International, Inc. (acting through BTIG, LLC as agent) 309 West 49th Street New York, NY 10019

As Additional Forward Sellers

Royal Bank of Canada Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281	Nomura Global Financial Products, Inc. 309 West 49th Street New York, NY 10019

As Additional Forward Purchasers

AMENDMENT NO. 1 TO THE EQUITY DISTRIBUTION AGREEMENT, dated as of August 5, 2025 (this “Amendment”), by and between LTC Properties, Inc., a corporation organized under the laws of Maryland (the “Company”), Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and Huntington Securities, Inc. (each, in its capacity as agent and/or principal in connection with the offering and sale of any Issuance Shares, an “Initial Agent” or collectively, the “Initial Agents”), Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Bank, National Association, and Huntington Securities, Inc. (each, in its capacity as purchaser under any Forward Contract, an “Initial Forward Purchaser” or collectively, the “Initial Forward Purchasers”), Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, and Huntington Securities, Inc. (each, in its capacity as agent for its affiliated Initial Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares, an “Initial Forward Seller” or collectively, the “Initial Forward Sellers”), RBC Capital Markets, LLC and BTIG, LLC (each, in its capacity as agent and/or principal in connection with the offering and sale of any Issuance Shares, an “Additional Agent” or collectively, the “Additional Agents”, and together with the Initial Agents, the “Agents” and each an “Agent”), Royal Bank of Canada and Nomura Global Financial Products, Inc. (each, in its capacity as purchaser under any Forward Contract , an “Additional Forward Purchaser” or collectively, the “Additional Forward Purchasers”, and together with the Initial Forward Purchasers, the “Forward Purchasers” and each a “Forward Purchaser”) and RBC Capital Markets, LLC and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent) (each, in its capacity as agent for its affiliated Additional Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares, an “Additional Forward Seller” or collectively, the “Additional Forward Sellers” and together with the Initial Forward Sellers, the “Forward Sellers” and each a “Forward Seller”).

W I T N E S S E T H

WHEREAS, the Company, the Initial Agents, the Initial Forward Purchasers, and the Initial Forward Sellers are parties to that certain Equity Distribution Agreement, dated as of November 13, 2024 (the “Equity Distribution Agreement”); and

WHEREAS, the Company, the Initial Agents, the Initial Forward Purchasers and the Initial Forward Sellers have agreed to amend the Equity Distribution Agreement to remove each of BMO Capital Markets Corp. and Wedbush Securities Inc. as an Agent and Forward Seller, as applicable, and remove Bank of Montreal as a Forward Purchaser, and to add the Additional Agents, the Additional Forward Purchasers, and the Additional Forward Seller as Agents, Forward Purchasers, and Forward Sellers, respectively, under the Equity Distribution Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Effective as of August 5, 2025:

(a)	The introductory paragraph of the Equity Distribution Agreement, shall be, and it hereby is, amended and restated in its entirety as follows:

“LTC Properties, Inc., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Bank, National Association, Huntington Securities, Inc., Royal Bank of Canada and Nomura Global Financial Products, Inc. (each, in its capacity as purchaser under any Forward Contract (as defined in Section below), a “Forward Purchaser” or collectively, the “Forward Purchasers”), and Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., RBC Capital Markets, LLC and BTIG, LLC (each, in its capacity as agent and/or principal in connection with the offering and sale of any Issuance Shares (as defined below), an “Agent” or collectively, the “Agents”), and Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., RBC Capital Markets, LLC and Nomura Securities International, Inc. (acting through BTIG, LLC as agent) (each, in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below), a “Forward Seller” or collectively, the “Forward Sellers”), as follows:”

(b)	The following provision shall be added to Section 2(b) of the Distribution Agreement:

Any Placement Notice (or amendment thereto) delivered to Nomura Global Financial Products Inc. as Forward Purchaser and Nomura Securities International, Inc. (acting through BTIG, LLC as agent) as Forward Seller shall not be deemed accepted or agreed to until accepted or agreed to by each of Nomura Global Financial Products Inc., Nomura Securities International, Inc. and BTIG, LLC, and such Placement Notice (or such amendment) shall not be effective against Nomura Global Financial Products Inc. and Nomura Securities International, Inc. until accepted by each of Nomura Global Financial Products Inc., Nomura Securities International, Inc. and BTIG, LLC. For the avoidance of doubt, each of Nomura Global Financial Products Inc., Nomura Securities International, Inc. and BTIG, LLC may, in its sole discretion, accept, agree to or reject any Placement Notice (or amendment thereto).

(c)	Section 14. Notices of the Equity Distribution Agreement, shall be, and it hereby is, amended and restated in its entirety as follows:

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents, the Forward Sellers and the Forward Purchasers shall be directed to: (a) Citizens JMP Securities, LLC, 101 California Street, 17th Floor, San Francisco, California 94111, Attention: Equity Securities, (e-mail: [***], fax: [***]) and if to the Forward Purchasers, Citizens JMP Securities, LLC, 450 Park Avenue, 6th Floor, New York, NY 10022; ATTN: Gianpaolo Arpaia; [***]; [***]; (b) KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland Ohio 44114, Attention: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers; Emails: [***]; (c) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department and Special Equities Desk (fax no: [***]), and if to the Forward Purchasers, Wells Fargo Bank, National Association, Wells Fargo Bank, National Association, 500 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Structuring Services Group (e-mail: [***], fax: [***]); (d) Huntington Securities, Inc., 41 South High Street, Columbus, Ohio 43215, Attention: Peter Dippolito / Equity Capital Markets; Emails: [***], [***] (fax: [***]); (e) RBC Capital Markets, LLC, 200 Vesey Street, New York, NY 10281; Attention: Equity Syndicate Department; by phone at [***]; or by email at [***], and if to the Forward Purchasers, Royal Bank of Canada, c/o RBC Capital Markets, LLC, 200 Vesey Street, New York, NY 10281, Attention: ECM, Email: [***]; and (f) BTIG, LLC at 65 East 55th Street, New York, New York 10022, Attn: Equity Capital Markets (email:[***]) with a copy (which shall not constitute notice) to: 350 Bush Street, San Francisco, CA 94104, Attn: General Counsel and Chief Compliance Officer (emails: [***]), and if to the Forward Sellers, Nomura Securities International, Inc. at 309 West 49th Street, New York, NY 10019, Attention: Structured Equity Solutions (email: [***]) with a copy (which shall not constitute notice) to: 309 West 49th Street, New York, NY 10019, Attention: Equities Legal (email: [***]) and to BTIG, LLC at the address provided for BTIG, LLC above, and if to the Forward Purchasers, Nomura Global Financial Products, Inc. at 309 West 49th Street, New York, NY 10019, Attention: Structured Equity Solutions (email: [***]) with a copy (which shall not constitute notice) to: 309 West 49th Street, New York, NY 10019, Attention: Equities Legal (email: [***]) and to BTIG, LLC as its executing agent at the address provided for BTIG, LLC above; in each case, with a copy to Paul Hastings LLP, 71 South Wacker Drive, Suite 4500, Chicago, Illinois 60606, Attention: Kerry E. Johnson (e-mail: [***]). Notices to the Company shall be directed to LTC Properties, Inc., 3011 Townsgate Road, Suite 220, Westlake Village, California 91361, Attention: Caroline L. Chikhale (fax: [***], with a copy to Reed Smith LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Herbert F. Kozlov (fax: [***]).

(d)	Exhibit A of the Equity Distribution Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

Except as expressly provided hereby, the parties further agree that all of the terms and provisions of the Equity Distribution Agreement are and shall remain in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Amendment. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Amendment will constitute due and sufficient delivery of such counterpart.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

Capitalized terms used herein and not defined herein shall have the same meanings as in the Equity Distribution Agreement.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall represent a binding agreement among the Company, the Agents, the Forward Sellers, and the Forward Purchasers.

Very truly yours,

LTC PROPERTIES, INC.

By:	/s/ Caroline L. Chikhale
Name:	Caroline L. Chikhale
Title:	Executive Vice President, Chief Financial Officer, Treasury and Secretary

The foregoing Amendment is hereby confirmed and accepted as of the date first written above.

CITIZENS JMP SECURITIES, LLC, as Agent

By:	/s/ Ryan Abbe
Name:	Ryan Abbe
Title:	Managing Director, Head of Real Estate Investment Banking

CITIZENS JMP SECURITIES, LLC, as Forward Purchaser

By:	/s/ Ryan Abbe
Name:	Ryan Abbe
Title:	Managing Director, Head of Real Estate Investment Banking

CITIZENS JMP SECURITIES, LLC, as Forward Seller

By:	/s/ Ryan Abbe
Name:	Ryan Abbe
Title:	Managing Director, Head of Real Estate Investment Banking

The foregoing Amendment is hereby confirmed and accepted as of the date first written above.

KEYBANC CAPITAL MARKETS INC., as Agent

By:	/s/ Jaryd Banach
Name:	Jaryd Banach
Title:	Managing Director, Equity Capital Markets

KEYBANC CAPITAL MARKETS INC., as Forward Purchaser

By:	/s/ Jaryd Banach
Name:	Jaryd Banach
Title:	Managing Director, Equity Capital Markets

KEYBANC CAPITAL MARKETS INC., as Forward Seller

By:	/s/ Jaryd Banach
Name:	Jaryd Banach
Title:	Managing Director, Equity Capital Markets

The foregoing Amendment is hereby confirmed and accepted as of the date first written above.

WELLS FARGO SECURITIES, LLC, as Agent

By:	/s/ Rohit Mehta
Name:	Rohit Mehta
Title:	Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By:	/s/ Kevin Brillhart
Name:	Kevin Brillhart
Title:	Managing Director

WELLS FARGO SECURITIES, LLC, as Forward Seller

By:	/s/ Rohit Mehta
Name:	Rohit Mehta
Title:	Executive Director

The foregoing Amendment is hereby confirmed and accepted as of the date first written above.

HUNTINGTON SECURITIES, INC., as Agent

By:	/s/ Peter Dippolito
Name:	Peter Dippolito
Title:	Senior Managing Director

HUNTINGTON SECURITIES, INC., as Forward Purchaser

By:	/s/ Peter Dippolito
Name:	Peter Dippolito
Title:	Senior Managing Director

HUNTINGTON SECURITIES, INC., as Forward Seller

By:	/s/ Peter Dippolito
Name:	Peter Dippolito
Title:	Senior Managing Director

The foregoing Amendment is hereby confirmed and accepted as of the date first written above.

RBC CAPITAL MARKETS, LLC, as Agent

By:	/s/ Asad Kazim
Name:	Asad Kazim
Title:	Managing Director, and Group Head, U.S. Real Estate

ROYAL BANK OF CANADA, as Forward Purchaser

By:	/s/ Fatima Aissaoui
Name:	Fatima Aissaoui
Title:	Managing Director

RBC CAPITAL MARKETS, LLC, as Forward Seller

By:	/s/ Asad Kazim
Name:	Asad Kazim
Title:	Managing Director, and Group Head, U.S. Real Estate

The foregoing Amendment is hereby confirmed and accepted as of the date first written above.

BTIG, LLC, as Agent

By:	/s/ Eric Clark
Name:	Eric Clark
Title:	Managing Director

NOMURA GLOBAL FINANCIAL PRODUCTS, INC, as Forward Purchaser

By:	/s/ Jeffrey Petillo
Name:	Jeffrey Petillo
Title:	Authorized Representative

The foregoing Amendment is hereby confirmed and accepted as of the date first written above.

NOMURA SECURITIES INTERNATIONAL, INC., as Forward Seller (acting through BTIG, LLC as its agent)

By:	/s/ Jason Eisenhauer
Name:	Jason Eisenhauer
Title:	Managing Director

EXHIBIT A

FORM OF PLACEMENT NOTICE

, 20

[Bank Name]
[Address]

Attention:	[●] [(facsimile number: [●])]

Email:	[●]

Reference is made to the Equity Distribution Agreement, dated as of November 13, 2024, and amended on August [5], 2025 (as amended, the “Equity Distribution Agreement”), among LTC Properties, Inc. (the “Company”), Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Bank, National Association, Huntington Securities, Inc., Royal Bank of Canada and Nomura Global Financial Products, Inc. (each, in its capacity as purchaser under any Forward Contract, a “Forward Purchaser” or collectively, the “Forward Purchasers”), and Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., RBC Capital Markets, LLC and BTIG, LLC (each, in its capacity as agent and/or principal in connection with the offering and sale of any Issuance Shares, an “Agent” or collectively, the “Agents”), and Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., RBC Capital Markets, LLC and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent) (each, in its capacity as agent for an affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares, a “Forward Seller” or collectively, the “Forward Sellers”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to [an “Issuance”]1 [a “Forward”]2. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.]3

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement [and the applicable Master Forward Confirmation]4 is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

1 Insert for a Placement Notice that relates to an “Issuance.”

2 Insert for a Placement Notice that relates to a “Forward.”

3 Insert for a Placement Notice that relates to a “Forward.”

4 Insert for Placement Notice that relates to a “Forward.”

Number of Days in [Issuance]5 [Forward Hedge]6 Selling Period:7

First Date of [Issuance]8 [Forward Hedge]9 Selling Period:

Maximum Number of Shares to be Sold:

[Issuance]10 [Forward Hedge]11 Amount: $

[Forward Hedge Selling Commission Rate:           %

Forward Price Reduction Dates	Forward Price Reduction Amounts
$
$

Spread:

Initial Stock Loan Rate: basis points

Maximum Stock Loan Rate:            basis points

Regular Dividend Amounts:

For any calendar month ending on or prior to [December 31, 20[ ]]:	$	[ ]

For any calendar month ending after [December 31, 20[ ]]:	$	[ ]	][12]

[Term:           [Days][Months]]13:

Floor Price (Adjustable by Company during the [Issuance]14 [Forward Hedge]15 Selling Period, and in no event less than $[1.00] per share): $           per share

[There shall be no limitation on the number of Shares that may be sold on any one day, subject to the maximum number of Shares to be sold above.][No more than [ ] Shares may be sold on any one (1) day.][other sales parameters]

5 Insert for a Placement Notice that relates to an “Issuance.”

6 Insert for a Placement Notice that relates to a “Forward.”

7 Must be one to 20 consecutive Trading Days.

8 Insert for a Placement Notice that relates to an “Issuance.”

9 Insert for a Placement Notice that relates to a “Forward.”

10 Insert for a Placement Notice that relates to an “Issuance.”

11 Insert for a Placement Notice that relates to a “Forward.”

12 Insert for a Placement Notice that relates to a “Forward.” Regular Dividend Amounts shall not exceed the Forward Price Reduction Amount for the Forward Price Reduction Date occurring in the relevant month (or, if none, shall not exceed zero).

13 Insert for a Placement Notice that relates to a “Forward.”

14 Insert for a Placement Notice that relates to an “Issuance.”

15 Insert for a Placement Notice that relates to a “Forward.”

Very truly yours,

LTC Properties, Inc.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[[●], as Agent]

By:
Name:
Title:

[[●], as Forward Seller]

By:
Name:
Title:

[[●], as Forward Purchaser]

By:
Name:
Title: